INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement is made this 3rd day of March 2014 (this “Agreement”), by and between Great-West Funds, Inc, a Maryland corporation (“Great-West Funds”), and Great-West Capital Management, LLC, a Colorado limited liability company registered as an investment adviser under the Investment Advisers Act of 1940 (the “Adviser”).

ARTICLE I

Duties of the Adviser

Great-West Funds hereby employs the Adviser to act as the investment adviser to and manager of Great-West Funds, and, subject to the review of the Board of Directors of Great-West Funds (the “Board”), to manage the investment and reinvestment of the assets of its existing series and of each series it may create in the future (each, a “Fund” and collectively, the “Funds”) and to administer its affairs, for the period and on the terms and conditions set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent Great-West Funds in any way or otherwise be deemed an agent of Great-West Funds.

A. Investment Advisory Services. In carrying out its obligations to manage the investment and reinvestment of the assets of Great-West Funds, the Adviser shall, when appropriate and consistent with the limitations set forth in Section C hereof:

(a)	perform research and obtain and evaluate pertinent economic, statistical, and financial data relevant to the investment policies of Great-West Funds;

(b)	consult with the Board and furnish to the Board recommendations with respect to an overall investment plan for approval, modification, or rejection by the Board;

(c)	seek out, present, and recommend specific investment opportunities, consistent with any overall investment plan approved by the Board;

(d)	take such steps as are necessary to implement any overall investment plan approved by the Board, including making and carrying out decisions to acquire or dispose of permissible investments, management of investments and any other property of Great-West Funds, and providing or obtaining such services as may be necessary in managing, acquiring, or disposing of investments;

(e)	regularly report to the Board with respect to the implementation of any approved overall investment plan and any other activities in connection with management of the assets of the Great-West Funds;

(f)	maintain all required accounts, records, memoranda, instructions, or authorizations relating to the acquisition or disposition of investments for Great-West Funds; and

(g)	determine the net asset value of Great-West Funds as required by applicable law.

If, in the judgment of the Adviser, Great-West Funds would be benefited by supplemental investment research from other persons or entities, outside the context of a specific brokerage transaction, the Adviser is authorized to obtain and pay a reasonable flat fee for such information. Supplemental investment research shall be limited to statistical and other factual information, advice regarding economic factors and trends, and advice as to occasional transactions in specific securities, and shall not involve general advice or recommendations regarding the purchase or sale of securities. The expense of the Adviser may not be necessarily reduced as a result of the receipt of such supplement information. The Adviser shall regularly report to the Board when it has secured or, where time permits, intends to secure said supplemental investment research. It is understood and agreed that the Board retains the right to limit the scope of or to disapprove of said research.

B. Administrative Services. In addition to the performance of investment advisory services, the Adviser shall perform, or supervise the performance of, administrative services in connection with the management of Great-West Funds and the Funds, including all financial reporting for Great-West Funds. In this connection, the Adviser agrees to: (i) assist in supervising all aspects of Great-West Funds’ operations, including the coordination of all matters relating to the functions of the custodian, transfer agent, or other shareholder service agents, if any, accountants, attorneys, and other parties performing services or operational functions for Great-West Funds, (ii) provide Great-West Funds, at the Adviser’s expense, with services of persons who may be the Adviser’s officers, competent to perform such administrative and clerical functions as are necessary in order to provide effective administration of Great-West Funds, including duties in connection with certain reports and the maintenance of certain books and records of Great-West Funds, and (iii) provide Great-West Funds, at the Adviser’s expense, with adequate office space and related services necessary for its operations as contemplated in this Agreement. Nothing contained herein will be construed to restrict Great-West Funds’ right to hire its own employees or to contract for services to be performed by third parties.

C. Limitations on Advisory Services. The Adviser shall perform the services under this Agreement subject to the review of the Board and in a manner consistent with the investment objectives, policies, and restrictions of Great-West Funds as stated in its Registration Statement, as amended from time to time, filed with the Securities and Exchange Commission, its Articles of Incorporation and Bylaws, as amended from time to time, and the provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Great-West Funds has furnished or will furnish the Adviser with copies of Great-West Funds’ Prospectuses, Articles of Incorporation, and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish the Adviser with copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Adviser will be entitled to rely on all documents furnished by Great-West Funds.

D. Relationship with Sub-advisers Pursuant to Manager-of-Managers Structure. In fulfilling its duties, the Adviser may select and contract at its own expense with sub-advisers to manage the purchase, retention, and disposition of the investments, securities, and cash of each Fund other than any Fund that is part of a master-feeder arrangement. Furthermore, one or more Funds, as determined by the Adviser, may be advised by two or more sub-advisers. Under these circumstances, the Adviser would allocate such a Fund’s assets between and among its sub-advisers. The Adviser will continue to have responsibility for all investment advisory services furnished pursuant to any sub-advisory agreement.

Great-West Funds and the Adviser understand and agree that the Adviser will manage Great-West Funds in a “manager-of-managers” style, which contemplates that the Adviser, among other things, is responsible for:

(i)	reviewing and recommending prospective sub-advisers for each Fund;

(ii)	monitoring and supervising each sub-adviser’s performance, including each sub-adviser’s practices in placing orders and selecting brokers and dealers to execute the Funds’ transactions and in negotiating commission rates;

(iii)	providing investment management evaluation services including quantitative and qualitative analysis as well as periodic in-person, telephonic, and written consultations with the sub-advisers;

(iv)	communicating performance expectations and evaluation to each sub-adviser;

(v)	determining whether each sub-advisory agreement should be renewed, modified, or terminated; and

(vi)	providing reports to the Board covering the results of its evaluation, monitoring functions and determinations with respect to each sub-adviser.

All actions of the Adviser are subject to review by the Board. Great-West Funds recognizes that a sub-adviser’s services may be terminated or modified pursuant to this process, and that the Adviser may appoint a new sub-adviser for a sub-adviser that is so removed.

Each sub-adviser’s fees will be paid by the Adviser out of the advisory fees received from each of the Funds. The fee will be computed daily and paid periodically at an annual rate applied to the value of the average daily net assets of the Fund or, in the future, the portion of the Fund managed by that sub-adviser. Fees paid to a sub-adviser of a Fund with multiple sub-advisers would depend both on the fee rate negotiated with the Adviser and on the percentage of the Fund’s assets allocated to that sub-adviser by the Adviser, which may vary from time to time. Thus, the basis for fees paid to any such sub-adviser would not be constant, and the relative amounts of fees paid to the various sub-advisers of a Fund would fluctuate. These internal fluctuations, however, would not affect the total management fees paid by a Fund, which would continue to be fixed at the rates and on the terms described in Article II, Section A of this Agreement. Great-West Funds and its Funds have no responsibility to compensate any sub-adviser in any manner.

The sub-advisers serve in a sub-advisory capacity to the Adviser with respect to each Fund for which they provide investment advice. Subject to the general supervision and direction of the Adviser and, ultimately, the Board, each sub-adviser for a Fund:

(i)	furnishes a continuous investment program for the Fund (or, in the future, the portion thereof for which it provides investment advice) it advises in accordance with the Fund’s stated investment objectives and policies;

(ii)	makes investment decisions for the Fund (or, in the future, the portion thereof for which it provides investment advice); and

(iii)	places all orders to purchase and sell securities on behalf of the Fund (or, in the future, the portion thereof for which it provides investment advice).

Each sub-adviser is, and any future sub-adviser will be, registered as an investment adviser under the Investment Advisers Act of 1940 and is or will be an “investment adviser,” as defined in Section 2(a)(20) of the Investment Company Act, with respect to the Fund or Funds (or portion thereof) for which it provides investment advice. In addition, a sub-adviser may perform certain limited administrative functions associated with its services for the relevant Fund(s) as set forth in the relevant sub-advisory agreement.

If a Fund employs multiple sub-advisers, each of whom would have complete discretion to purchase and sell securities for that portion of the assets of the Fund assigned to it by the Adviser, the Adviser will monitor the performance of both the Fund as a whole and each sub-adviser and will reallocate Fund assets among individual sub-advisers, or recommend to the Board that a Fund employ or terminate particular sub-advisers, to the extent necessary to achieve the overall objective of the particular Fund.

Pursuant to the “manager-of-managers” structure, each sub-adviser recommended by the Adviser will be selected and approved by the Board, including a majority of the Directors who are not “interested persons” as defined in Section 2(a)(19) of the Investment Company Act, of Great-West Funds or the Adviser (the “Independent Directors”), and each sub-adviser will perform its services pursuant to a written sub-advisory agreement that complies with Section 15(a) of the Investment Company Act and has been approved by the Board, including a majority of the Independent Directors.

ARTICLE II

Compensation of the Adviser

A. Investment Advisory Fee. As compensation for its services with respect to Great-West Funds, the Adviser receives monthly compensation at the annual rate of 1.00% of the average daily net assets of the Great-West American Century Growth Fund; 0.95% of the average daily net assets of the Great-West Ariel Mid Cap Value Fund; 0.50% of the average daily net assets of the Great-West Bond Index Fund; 0.70% of the average daily net assets of the Great-West Federated Bond Fund; 1.25% of the average daily net assets of the Great-West Goldman Sachs Mid Cap Value Fund; 0.70% of the average daily net assets of the Great-West International Index Fund; 1.40% of the average daily net assets of the Great-West Invesco Small Cap Value Fund; 1.00% of the average daily net assets of the Great-West Multi-Manager Large Cap Growth Fund on assets up to $1 billion and 0.95% of the average daily net assets of the Great-West Multi-Manager Large Cap Growth Fund on assets over $1 billion; 0.90% of the average daily net assets of the Great-West Loomis Sayles Bond Fund; 1.00% of the average daily net assets of the Great-West Loomis Sayles Small Cap Value Fund; 1.20% of the average daily net assets of the Great-West MFS International Growth Fund; 1.00% of the average daily net assets of the Great-West MFS International Value Fund; 0.46% of the average daily net assets of the Great-West Money Market Fund; 1.10% of the average daily net assets of the Great-West Putnam Equity Income Fund; 1.10% of the average daily net assets of the Great-West Putnam High Yield Bond Fund; 0.70% of the average daily net assets of the Great-West Real Estate Index Fund; 0.60% of the average daily net assets of the Great-West S&P 500 Index Fund; 0.60% of the average daily net assets of the Great-West S&P Mid Cap 400 Index Fund; 0.60% of the average daily net assets of the Great-West S&P Small Cap 600 Index Fund; 0.60% of the average daily net assets of the Great-West Short Duration Bond Fund; 1.10% of the average daily net assets of the Great-West Small Cap Growth Fund; 0.60% of the average daily net assets of the Great-West Stock Index Fund; 1.30% of the average daily net assets of the Great-West Templeton Global Bond Fund; 0.80% of the average daily net assets of the Great-West T. Rowe Price Equity Income Fund; 1.00% of the average daily net assets of the Great-West T. Rowe Price Mid Cap Growth Fund; and 0.60% of the average daily net assets of the Great-West U.S. Government Mortgage Securities Fund.

As compensation for its services with respect to Great-West Funds, the Adviser receives monthly compensation at the annual rate of 0.12% of the average daily net assets of the

Great-West Lifetime 2015 Fund I, Great-West Lifetime 2015 Fund II, Great-West Lifetime 2015 Fund III, Great-West Lifetime 2025 Fund I, Great-West Lifetime 2025 Fund II, Great-West Lifetime 2025 Fund III, Great-West Lifetime 2035 Fund I, Great-West Lifetime 2035 Fund II, Great-West Lifetime 2035 Fund III, Great-West Lifetime 2045 Fund I, Great-West Lifetime 2045 Fund II, Great-West Lifetime 2045 Fund III, Great-West Lifetime 2055 Fund I, Great-West Lifetime 2055 Fund II, and Great-West Lifetime 2055 Fund III.

As compensation for its services with respect to Great-West Funds, the Adviser receives monthly compensation at the annual rate of 0.25% of the average daily net assets of each of the Great-West Aggressive Profile I Fund, Great-West Moderately Aggressive Profile I Fund, Great-West Moderate Profile I Fund, Great-West Moderately Conservative Profile I Fund, Great-West Conservative Profile I Fund; and 0.10% of the average daily net assets of each of the Great-West Aggressive Profile II Fund, Great-West Moderately Aggressive Profile II Fund, Great-West Moderate Profile II Fund, Great-West Moderately Conservative Profile II Fund, Great-West Conservative Profile II Fund.

As compensation for its services with respect to Great-West Funds, the Adviser receives monthly compensation at the annual rate of 0.10% of the average daily net assets of the Great-West SecureFoundation® Balanced Fund; 0.16% of the average daily net assets of the Great-West SecureFoundation® Balanced ETF Fund; 0.12% of the average daily net assets of the Great-West SecureFoundation® Lifetime 2015 Fund, Great-West SecureFoundation® Lifetime 2020 Fund, Great-West SecureFoundation® Lifetime 2025 Fund, Great-West SecureFoundation® Lifetime 2030 Fund, Great-West SecureFoundation® Lifetime 2035 Fund, Great-West SecureFoundation® Lifetime 2040 Fund, Great-West SecureFoundation® Lifetime 2045 Fund, Great-West SecureFoundation® Lifetime 2050 Fund, and Great-West SecureFoundation® Lifetime 2055 Fund.

B. Allocation of Expenses. Except with respect to the Funds indicated below, the Adviser shall be responsible for all expenses incurred in performing the services set forth in this Agreement and all other expenses, and Great-West Funds shall pay only extraordinary expenses, including the cost of litigation.

With respect to the Great-West Ariel Mid Cap Value, Great-West Loomis Sayles Small Cap Value, Great-West T. Rowe Price Equity Income, Great-West Small Cap Growth, Great-West MFS International Value, Great-West T. Rowe Price Mid Cap Growth and Great-West SecureFoundation® Balanced ETF Funds:

(a)	The Adviser shall be responsible for all of its expenses incurred in performing the services set forth in Article I hereunder. Such expenses include, but are not limited to, costs incurred in providing investment advisory services; compensating and furnishing office space for officers and employees of the Adviser connected with investment and economic research, trading, and investment management of Great-West Funds; and paying all fees of all directors of Great-West Funds who are affiliated persons of the Adviser or any of its subsidiaries.

(b)	Great-West Funds pays all other expenses incurred in its operation and all of its general administrative expenses, including, but not limited to, redemption expenses, expenses of portfolio transactions, shareholder servicing costs, pricing costs (including the daily calculation of net asset value), interest, charges of the custodian and transfer agent, if any, cost of auditing services, directors’ fees, legal expenses, state franchise and other taxes, expenses of registering the shares under Federal and state securities laws, Securities and Exchange Commission fees, advisory fees, insurance premiums, costs of maintenance of corporate existence, investor services (including allocable personnel and telephone expenses), costs of printing proxies, stock certificates, costs of corporate meetings, and any extraordinary expenses, including litigation costs. Accounting services are provided for Great-West Funds by the Adviser and Great-West Funds shall reimburse the Adviser for its costs in connection therewith.

With respect to the Great-West Lifetime 2015 Fund I, Great-West Lifetime 2015 Fund II, Great-West Lifetime 2015 Fund III, Great-West Lifetime 2025 Fund I, Great-West Lifetime 2025 Fund II, Great-West Lifetime 2025 Fund III, Great-West Lifetime 2035 Fund I, Great-West Lifetime 2035 Fund II, Great-West Lifetime 2035 Fund III, Great-West Lifetime 2045 Fund I, Great-West Lifetime 2045 Fund II, Great-West Lifetime 2045 Fund III, Great-West Lifetime 2055 Fund I, Great-West Lifetime 2055 Fund II, and Great-West Lifetime 2055 Fund III, the Adviser shall be responsible for all expenses incurred in performing the services set forth in this Agreement and all other expenses, except that Great-West Funds shall pay all distribution and other expenses incurred under a plan adopted pursuant to rule 12b-1 under the Investment Company Act and any extraordinary expenses, including litigation costs.

With respect to the Great-West SecureFoundation® Balanced Fund, Great-West SecureFoundation® Lifetime 2015 Fund, Great-West SecureFoundation® Lifetime 2025 Fund, Great-West SecureFoundation® Lifetime 2035 Fund, Great-West SecureFoundation® Lifetime 2045 Fund, and Great-West SecureFoundation® Lifetime 2055 Fund, the Adviser shall be responsible for all expenses incurred in performing the services set forth in this Agreement and all other expenses, except that Great-West Funds shall pay all distribution and other expenses incurred under a plan adopted pursuant to rule 12b-1 under the Investment Company Act and any extraordinary expenses, including litigation costs.

With respect to the Great-West SecureFoundation® Lifetime 2020 Fund, Great-West SecureFoundation® Lifetime 2030 Fund, Great-West SecureFoundation® Lifetime 2040 Fund, and Great-West SecureFoundation® Lifetime 2050 Fund, the Adviser shall be responsible for all expenses incurred in performing the services set forth in this Agreement and all other expenses, except that Great-West Funds shall pay all distribution and other expenses incurred under a plan adopted pursuant to rule 12b-1 under the Investment Company Act and any extraordinary expenses, including litigation costs.

Notwithstanding the preceding paragraphs of Section B, above, with respect to the Class L shares of the Funds, as applicable, the Adviser shall be responsible for all expenses incurred in performing the services set forth in this Agreement and all other expenses, except that Great-West Funds shall pay all distribution and other expenses incurred under a plan adopted pursuant to rule 12b-1 under the Investment Company Act and any extraordinary expenses, including litigation costs.

Notwithstanding the second and sixth paragraphs of Section B, above, with respect to the Class L shares of the Great-West Ariel Mid Cap Value, Great-West Loomis Sayles Small Cap Value, Great-West T. Rowe Price Equity Income, Great-West Small Cap Growth, Great-West MFS International Value, and Great-West T. Rowe Price Mid Cap Growth Funds:

(a)

The Adviser shall be responsible for all of its expenses incurred in performing the services set forth in Article I hereunder. Such expenses include, but are not limited to, costs incurred in providing investment advisory services; compensating and furnishing office space for officers and employees of the Adviser connected with investment and economic research, trading, and investment management of Great-West Funds; and paying all fees of all directors of Great-West Funds who are affiliated persons of the Adviser or any of its subsidiaries.

(b)	Great-West Funds pays all other expenses incurred in its operation and all of its general administrative expenses, including, but not limited to, redemption expenses, expenses of portfolio transactions, shareholder servicing costs, pricing costs (including the daily calculation of net asset value), interest, charges of the custodian and transfer agent, if any, costs of auditing services, directors’ fees, legal expenses, state franchise and other taxes, expenses of registering the shares under Federal and state securities laws, Securities and Exchange Commission fees, advisory fees, insurance premiums, costs of maintenance of corporate existence, investor services (including allocable personnel and telephone expenses), costs of printing proxies, stock certificates, costs of corporate meetings, and any extraordinary expenses, including litigation costs, and all distribution and other expenses incurred under a plan adopted pursuant to rule 12b-1 under the Investment Company Act (or successor plan). Accounting services are provided for Great-West Funds by the Adviser and Great-West Funds shall reimburse the Adviser for its costs in connection therewith.

Notwithstanding the preceding paragraphs of Section B, above, with respect to the Class A and S shares of the Great-West SecureFoundation® Balanced ETF Fund:

(a)	The Adviser shall be responsible for all of its expenses incurred in performing the services set forth in Article I hereunder. Such expenses include, but are not limited to, costs incurred in providing investment advisory services; compensating and furnishing office space for officers and employees of the Adviser connected with investment and economic research, trading, and investment management of Great-West Funds; and paying all fees of all directors of Great-West Funds who are affiliated persons of the Adviser or any of its subsidiaries.

(b)	Great-West Funds pays all other expenses incurred in its operation and all of its general administrative expenses, including, but not limited to, redemption expenses, expenses of portfolio transactions, shareholder servicing costs, pricing costs (including the daily calculation of net asset value), interest, charges of the custodian and transfer agent, if any, cost of auditing services, directors’ fees, legal expenses, state franchise and other taxes, expenses of registering the shares under Federal and state securities laws, Securities and Exchange Commission fees, advisory fees, insurance premiums, costs of maintenance of corporate existence, investor services (including allocable personnel and telephone expenses), costs of printing proxies, stock certificates, costs of corporate meetings, and any extraordinary expenses, including litigation costs, and all distribution and other expenses incurred under a plan adopted pursuant to rule 12b-1 under the Investment Company Act (or successor plan). Accounting services are provided for Great-West Funds by the Adviser and Great-West Funds shall reimburse the Adviser for its costs in connection therewith.

C. Excess Expenses. Notwithstanding the second paragraph of Section B, above, with respect to the following Funds of Great-West Funds, the Adviser shall pay Expenses which exceed an annual rate of: 1.10% of the average daily net assets of the Great-West Ariel Mid Cap Value Fund; 1.30% of the average daily net assets of the Great-West Loomis Sayles Small Cap Value Fund; 1.20% of the average daily net assets of the Great-West MFS International Value Fund; 1.10% of the average daily net assets of the Great-West Small Cap Growth Fund; 0.95% of the average daily net assets of the Great-West T. Rowe Price Equity Income Fund; and 1.05% of the average daily net assets of the Great-West T. Rowe Price Mid Cap Growth Fund. For purposes of this Section C, “Expenses” with respect to a Fund shall mean the sum of (a) the investment advisory fee described in Section A, above, for such Fund, and (b) expenses to be paid directly by Great-West Funds, as described in clause (b) of the second paragraph of Section B, above, with respect to such Fund.

Notwithstanding the seventh paragraph of Section B, above, with respect to Class L shares of the Great-West Ariel Mid Cap Value Fund, Great-West Loomis Sayles Small-Cap Value Fund, Great-West MFS International Value Fund, Great-West Small-Cap Growth Fund, Great-West T. Rowe Price Equity/Income Fund, and Great-West T. Rowe Price MidCap Growth Fund, for purposes of this Section C, “Expenses” with respect to a Fund shall mean the sum of

(a) the investment advisory fee described in Section A, above, for such Fund, and (b) expenses to be paid directly by Great-West Funds, as described in clause (b) of the seventh paragraph of Section B, above, excluding all distribution and other expenses incurred under a plan adopted pursuant to rule 12b-1 under the Investment Company Act (or successor plan), with respect to such Fund.

ARTICLE III

Portfolio Transactions and Brokerage

The Adviser agrees to determine the securities to be purchased or sold by the Funds, subject to the provisions of Article I, and to place orders pursuant to its determinations, either directly with the issuer, with any broker-dealer or underwriter that specializes in the securities for which the order is made, or with any other broker or dealer selected by the Adviser, subject to the following limitations.

The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for Great-West Funds and will use its best efforts to obtain the most favorable net results and execution of Great-West Funds’ orders, taking into account all appropriate factors including price, dealer spread or commission, if any, size of the transaction, and difficulty of the transaction. In evaluating the net results of brokerage services offered by brokers or dealers that also provide supplemental investment research to the Adviser for a flat fee (see Article I) the Adviser need not take such a flat fee into consideration.

If, in the judgment of the Adviser, Great-West Funds would be benefited by supplemental investment research in addition to such research furnished for a flat fee, the Adviser is authorized to pay spreads or commissions to brokers or dealers furnishing such services in excess of spreads or commissions which another broker or dealer may charge for the same transaction. The expenses of the Adviser may not necessarily be reduced as a result of receipt of such supplemental information.

Subject to the above requirements and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, other applicable provisions of law, and the terms of any exemption(s) therefrom, nothing shall prohibit the Adviser from selecting brokers or dealers with which it or Great-West Funds are affiliated.

ARTICLE IV

Activities of the Adviser

The services of the Adviser to Great-West Funds under this Agreement are not to be deemed exclusive and the Adviser will be free to render similar services to others so long as its services under this Agreement are not impaired. It is understood that directors, officers, employees, and shareholders of Great-West Funds are or may become interested in the Adviser, as managers, officers, employees, members, or otherwise, and that managers, officers, employees, or members of the Adviser are or may become similarly interested in Great-West Funds, and that the Adviser is or may become interested in Great-West Funds as shareholder or otherwise.

It is agreed that the Adviser may use any supplemental investment research obtained for the benefit of Great-West Funds in providing investment advice to its other investment advisory accounts. The Adviser or its subsidiaries may use such information in managing their own accounts. Conversely, such supplemental information obtained by the placement of business for the Adviser or other entities advised by the Adviser will be considered by and may be useful to the Adviser in carrying out its obligations to Great-West Funds.

Securities held by Great-West Funds may also be held by separate accounts or other mutual funds for which the Adviser acts as an adviser or by the Adviser or its subsidiaries. Because of different investment objectives or other factors, a particular security may be bought by the Adviser or its subsidiaries or for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for Great-West Funds or other entities for which the Adviser or its subsidiaries act as investment adviser or for their advisory clients arise for consideration at or about the same time, Great-West Funds agrees that the Adviser may make transactions in such securities, insofar as feasible, for the respective entities and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Adviser during the same period may increase the demand for securities being purchased or the supply of securities being sold, Great-West Funds recognizes that there may an adverse effect on price.

It is agreed that, on occasions when the Adviser deems the purchase or sale of a security to be in the best interests of Great-West Funds as well as other accounts or companies, it may, to the extent permitted by applicable laws and regulations, but will not be obligated to, aggregate the securities to be sold or purchased for Great-West Funds with those to be sold or purchased for other accounts or companies in order to obtain favorable execution and low brokerage commissions. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to Great-West Funds and to such other accounts or companies. Great-West Funds recognizes that in some cases this procedure may adversely affect the size of the position obtainable for a Fund’s portfolio.

ARTICLE V

Effectiveness of the Agreement

This Agreement shall not become effective (and the Adviser shall not serve or act as investment adviser) unless and until it is approved by the Board including a majority of directors who are not parties to this Agreement or interested persons of any such party to this Agreement, and by the sole shareholder; and this Agreement shall come into full force and effect on the date on which it is so approved.

ARTICLE VI

Term of the Agreement

This Agreement shall remain in effect until the earlier of one year from its effective date and shall continue so long as such continuance is specifically approved by a majority of the outstanding shares of Great-West Funds at that time and at least annually thereafter (a) by the vote of the majority of the Board, or by vote of a majority of the outstanding shares of Great-West Funds, including a majority of the outstanding shares of each Fund, and (b) by the vote of a majority of the members of the Board who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In connection with such approvals, the Board shall request and evaluate, and the Adviser shall furnish, such information as may be reasonably necessary to evaluate the terms of this Agreement. This Agreement:

(a)	Shall not be terminated by the Adviser without sixty days’ prior written notice and without the prior approval of a new investment advisory agreement by vote of a majority of the outstanding shares of Great-West Funds;

(b)	Shall be subject to termination, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities of Great-West Funds, on sixty days’ written notice to the Adviser;

(c)	Shall not be amended without specific approval of such amendment by (i) the Board, or by the vote of a majority of the outstanding shares of Great-West Funds, including a majority of the outstanding shares of each Fund, and (ii) a majority of those directors who are not parties to this Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval; and

(d)	Shall automatically terminate upon assignment by either party.

ARTICLE VII

Recordkeeping

The Adviser agrees that all accounts and records which it maintains for Great-West Funds shall be the property of Great-West Funds and that it will surrender promptly to the designated officers of Great-West Funds any or all such accounts and records upon request. The Adviser further agrees to preserve for the period prescribed by the rules and regulations of the Securities and Exchange Commission all such records as are required to be maintained pursuant to said rules. The Adviser also agrees that it will maintain all records and accounts regarding the investment activities of Great-West Funds in a confidential manner. All such accounts or records shall be made available, within five (5) business days of the request, to Great-West Funds’ accountants or auditors during regular business hours at the Adviser’s offices upon reasonable prior written notice. In addition, the Adviser will provide any materials reasonably related to the investment advisory services provided hereunder, as may be reasonably requested in writing by the directors or officers of Great-West Funds or as may be required by any governmental agency having jurisdiction.

ARTICLE VIII

Liability of the Adviser

In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties on the part of the Adviser (or its managers, agents, officers, employees, members, and any other person or entity affiliated with the Adviser or retained by it to perform or assist in the performance of its obligations under this Agreement), neither the Adviser nor any of its managers, officers, employees, or agents shall be subject to liability to Great-West Funds or to any shareholder for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation any error of judgment or mistake of law or for any loss suffered by Great-West Funds or any shareholder in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

ARTICLE IX

Governing Law

This Agreement is subject to the provisions of the Investment Company Act, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, including such exemptions therefrom as the Securities and Exchange Commission may grant. Words and phrases used herein shall be interpreted in accordance with that Act and those rules and regulations. As used with respect to Great-West Funds or any of its Funds, the term “majority of the outstanding shares” means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officials duly authorized, as of the day and year first above written.

GREAT-WEST FUNDS, INC.

By:
Name:	Mary C. Maiers
Title:	Chief Financial Officer & Treasurer

Attest:

By:
Name:	Ryan L. Logsdon
Title:	Assistant Vice President, Counsel & Secretary

GREAT-WEST CAPITAL MANAGEMENT, LLC

By:
Name:	David G. McLeod
Title:	Managing Director

Attest:

By:
Name:	Ryan L. Logsdon
Title:	Assistant Vice President, Counsel & Secretary

SUB-ADVISORY AGREEMENT

This Sub-Advisory Agreement (this “Agreement”) is made this 3rd day of March 2014 by and among Great-West Capital Management, LLC, a Colorado limited liability company and registered investment adviser under the Investment Advisers Act of 1940 (the “Adviser”), Putnam Investment Management, LLC, a limited liability company organized under the laws of Delaware and registered investment adviser under the Investment Advisers Act of 1940 (the “Sub-adviser”) and Great-West Funds, Inc., a Maryland corporation and registered investment company under the Investment Company Act of 1940 (the “Fund”). This Agreement describes the arrangement whereby the Sub-adviser will act as an investment adviser to the portfolios of the Fund (the “Portfolios”) listed in Schedule A, attached hereto and commencing on the dates set forth therein, in conjunction with the Adviser, as follows:

ARTICLE I

Preamble

The Fund has entered into an Investment Advisory Agreement with the Adviser (the “Advisory Agreement”) whereby the Adviser agrees to act as adviser to and manager of the Fund. In that capacity, the Adviser agreed to manage the investment and reinvestment of the assets of the Portfolios and to administer the Fund’s affairs. The Adviser wishes to obtain the Sub-adviser’s assistance with respect to its aforesaid advisory and management role with respect to the Portfolios only to the extent described herein, and the Fund by this Agreement agrees to such arrangement.

ARTICLE II

Employment; Sub-Advisory Services; Authorizations; Limitations

A. Employment. The Adviser hereby employs the Sub-adviser to act with the Adviser as investment advisers to and managers of the Portfolios, and, subject to the review of the Board of Directors of the Fund (the “Board”), to manage the investment and reinvestment of the assets of the Portfolios, for the period and on the terms and conditions set forth in this Agreement. The Sub-adviser hereby accepts such employment and agrees during such period, at its own expense to render the services and to assume the obligations herein set forth for the compensation provided for herein.

B. Investment Sub-Advisory Services. In carrying out its obligations to assist in managing the investment and reinvestment of the assets of the Portfolios, the Sub-adviser shall, when appropriate and consistent with the limitations set forth in Section D hereof:

(1) consult with the Adviser and the Board and furnish to the Adviser and the Board recommendations with respect to an investment plan for the Portfolios for approval, modification, or rejection by the Adviser and Board;

(2) perform research and obtain and evaluate pertinent economic, statistical, and financial data relevant to the investment policies of the Portfolios, as set forth in the Fund’s Registration Statement;

(3) seek out specific investment opportunities for the Portfolios consistent with the investment plan;

(4) take such steps as are necessary to implement the investment plan for the Portfolios, including making and carrying out decisions to acquire or dispose of permissible investments as set forth in the Fund’s Registration Statement, management of investments and any other property of the Portfolios, providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments, and consulting as appropriate with the Adviser;

(5) communicate as appropriate to the Adviser adequate and timely information on investment-related activity within the Portfolios, including, but not limited to purchases, sales and contractual commitments;

(6) arrange with the applicable broker or dealer at the time of the purchase or sale of investments or other assets of the Portfolios for the appropriate delivery of the investment or other asset;

(7) report monthly in writing to the Adviser and report at least annually in person to the Board with respect to the implementation of the approved overall investment plan and any other activities in connection with management of the assets of the Portfolios;

(8) maintain all records, memoranda, instructions or authorizations relating to the acquisition or disposition of investments or other assets of the Portfolios as required by applicable law and this Agreement;

(9) arrange with the Adviser an administrative process acceptable to the Adviser which permits the Adviser to appropriately reflect in its daily determination of net asset value, the transactions, positions and obligations of the Portfolios resulting from the investment management services provided to the Portfolios by Sub-adviser;

(10) provide such information reasonably requested by the Adviser for compliance and regulatory matters, including but not limited to any changes to the Sub-adviser’s Compliance Policies and Procedures and Code of Ethics;

(11) meet the terms of and cooperate in regular inspections of the Sub-adviser by the Adviser as requested from time to time by the Adviser; and

(12) vote all shares held by the Portfolios.

C. Authorizations.

(1) Sub-adviser is authorized on behalf of the Portfolios to enter into agreements and execute any documents required to make investments pursuant to this Agreement and the investment plan.

(2) In connection with the rendering of the services required to be provided by the Sub-adviser under this Agreement, the Sub-adviser may, to the extent it deems appropriate and subject to compliance with the requirements of applicable laws and regulations, and upon receipt of written approval of the Adviser, make use of its affiliated companies, if any, and their employees; provided that the Sub-adviser shall supervise and remain fully responsible for all such services in accordance with and to the extent provided by this Agreement.

(3) If, in the judgment of the Sub-adviser, the Portfolios would be benefited by supplemental investment research from other persons or entities, outside the context of brokerage transactions referred to in Article IV hereof, the Sub-adviser is authorized to obtain, and pay at its own expense, for such information.

D. Limitations on Advisory Services.

(1) The Sub-adviser shall perform the services under this Agreement subject to the review of the Adviser and the Board and in a manner consistent with the investment objectives, policies, and restrictions of the Portfolios and/or Fund as stated in the Fund’s Registration Statement filed with the Securities and Exchange Commission (the “SEC”), its Articles of Incorporation and Bylaws, each as amended from time to time, and the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”). The Sub-adviser will be entitled to rely on all documents furnished by the Adviser. The Adviser will continue to provide all of the services described in the Advisory Agreement other than those services delegated to the Sub-adviser pursuant to this Agreement.

(2) The Fund has furnished or will furnish the Sub-adviser with copies of the Fund’s Registration Statement, Articles of Incorporation and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish to Sub-adviser any amendments or supplements thereto before or at the time the same become effective. The Sub-adviser is entitled to rely on all documents furnished by the Fund.

ARTICLE III

Compensation of the Sub-adviser

A. Investment Advisory Fee. The Adviser, and not the Fund, will pay the Sub-adviser on a monthly basis for the services rendered by the Sub-adviser with respect to the Portfolios, as described in Schedule B hereto, as such Schedule may be amended from time to time by mutual written agreement. Payment will be made on or about the 15th day of each month based on the average daily net assets of the

Portfolios during the immediately preceding month. If this Agreement is terminated, the payment shall be prorated to the effective date of termination. Except for the investment advisory fee described in Schedule B, no other compensation or fees shall be payable to Sub-adviser under this Agreement.

B. Allocation of Expenses. The Sub-adviser shall be responsible for all expenses incurred in performing the services set forth in Article II hereof. Such expenses include the costs incurred in providing sub-advisory services pursuant to this Agreement (such as compensating and furnishing office space for officers and employees of the Sub-adviser connected with investment and economic research, trading, and investment management of the Portfolios). As described in the Advisory Agreement, the Fund and/or the Adviser pay all other expenses incurred in the operation of the Portfolios and all of its general administrative expenses. The Sub-adviser shall not be responsible for the following expenses of the Fund: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including the Sub-adviser’s overhead and employee costs); fees payable to the Sub-adviser and to any other Fund advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; fees and expenses of the Fund’s administrator or of any transfer agent, registrar, or dividend disbursing agent of the Fund; payments to the administrator for maintaining the Fund’s financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund’s portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery or other office supplies; any litigation expenses; and costs of stockholders’ and other meetings. Notwithstanding the foregoing, the Sub-Advisor shall be obligated to reimburse the Fund for liabilities incurred as a result of overdrafts.

ARTICLE IV

Portfolio Transactions and Brokerage

A. Portfolio Transactions and Brokerage. The Sub-adviser agrees to determine the securities to be purchased or sold by the Portfolios, subject to the provisions of Article II regarding coordination with the Adviser and the Board, and to place orders pursuant to its determinations, either directly with the issuer, with any broker dealer or underwriter that specializes in the securities for which the order is made, or with any other broker or dealer selected by the Sub-adviser, subject to the following limitations.

(1) The Sub-adviser is authorized to select the brokers or dealers that will execute the purchases and sales of securities for the Portfolios and will use its best efforts to obtain the most favorable net results and execution of the Portfolio’s orders, taking into account all appropriate factors, including price, dealer spread or commission, if any, size of the transaction, and difficulty of the transaction.

(2) The Sub-adviser is specifically authorized to allocate brokerage and principal business to firms that provide such services or facilities and to cause the Fund to pay a member of a securities exchange or any other securities broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Sub-adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services (as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Sub-adviser’s over-all responsibilities with respect to the accounts as to which it exercises investment discretion (as that term is defined in Section 3(a)(35) of the 1934 Act). The Sub-adviser shall regularly report to the Adviser and the Board with respect to the brokerage commissions incurred by the Portfolios for the purchases and sales of its portfolio securities. The Adviser and the Board will review the amount of such brokerage commissions and consult with the Sub-adviser in that regard.

(3) Subject to the above requirements and compliance with the provisions of the 1940 Act, 1934 Act, and other applicable provisions of law, and the terms of any exemption(s) therefrom, nothing shall prohibit the Sub-adviser from selecting brokers or dealers with which it or the Fund are affiliated.

ARTICLE V

Activities of the Sub-adviser

A. Exclusivity; Supplemental Investment Research.

(1) The services of the Sub-adviser under this Agreement are not to be deemed exclusive and the Sub-adviser will be free to render similar services or other services to others so long as the Sub-adviser fulfills its rights and obligations under this Agreement. It is understood that directors, officers, employees and shareholders of the Fund are or may become interested in the Sub-adviser, as directors, officers, employees or shareholder or otherwise, and that directors, officers, employees or shareholder of the Sub-adviser are or may become similarly interested in the Fund, and that the Sub-adviser is or may become interested in the Fund as shareholder or otherwise.

(2) It is agreed that the Sub-adviser may use any supplemental investment research obtained for the benefit of the Portfolios in providing investment advice to its other investment advisory accounts. In addition, the Sub-adviser or its affiliates may use such information in managing their own accounts. Conversely, such supplemental information obtained by the Sub-adviser for the benefit of its accounts and other accounts it advises may be considered by and may be useful to the Sub-adviser in carrying out its obligations to the Fund.

B. Investment Transactions. Securities held by the Portfolios may also be held by other separate accounts or mutual funds for which the Sub-adviser or its affiliates act as an adviser or sub-adviser, or by the Sub-adviser or its affiliates. Because of different investment objectives or other factors, a particular security may be bought by the Sub-adviser or its affiliates or for one or more clients when one or more clients are selling the same security. In accordance with applicable law, if purchases or sales of securities for the Portfolios or other entities for which the Sub-adviser or its affiliates act as investment adviser or sub-adviser or for their advisory clients arise for consideration at or about the same time, the Fund and Adviser agree that the Sub-adviser may make transactions in such securities, insofar as feasible, for the respective entities and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Sub-adviser during the same period may increase the demand for securities being purchased or the supply of securities being sold, the Fund recognizes that there may be an adverse effect on the price thereof.

C. Aggregate Transactions. It is agreed that, on occasions when the Sub-adviser deems the purchase or sale of a security to be in the best interests of the Portfolios as well as other accounts or companies, it may, to the extent permitted by applicable laws and regulations, but will not be obligated to, aggregate the securities to be so sold or purchased for other accounts or companies and the Portfolios in order to obtain favorable execution and low brokerage commissions. In that event, allocation of the investments purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolios and to such other accounts or companies. The Fund recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolios.

ARTICLE VI

Effectiveness; Term; Termination; Amendment

A. Effectiveness. This Agreement shall not become effective (and the Sub-adviser shall not serve or act hereunder) unless and until it is approved by the Board, including a majority of directors who are not parties to this Agreement or interested persons of any such party to this Agreement, and, to the extent required under applicable laws, rules, regulations and/or exemptive orders issued by the SEC, by a majority of the shareholders of each of the Portfolios.

B. Term. The Agreement shall remain in effect until two years from the date first above-written and shall continue so long as such continuance is annually approved thereafter (i) by the vote of a majority of the Board, or by vote of a majority of the outstanding shares of each of the Portfolios, and (ii) the vote of a majority of the Board, who are not parties to this Agreement or interested person in any such party, cast in person at a meeting called for the purpose of voting on such approval. In connection with such approvals, the Board shall request and evaluate, and the Sub-adviser shall furnish, such information as may be reasonably necessary to evaluate the Sub-adviser’s performance hereunder.

C. Termination. This Agreement:

(1) shall not be terminated by the Sub-adviser without 60 days prior written notice to Adviser;

(2) shall be subject to termination, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities of each of the Portfolios, on 60 days written notice to Sub-adviser;

(3) shall automatically terminate upon assignment by either party; and

(4) may be terminated upon written notice from Adviser to Sub-adviser in the event Sub-adviser materially breaches its obligations or any representation or warranty hereunder.

D. Amendment. This Agreement may be amended only by a written instrument signed by the Fund, the Adviser and the Sub-adviser; provided that no material amendment of this Agreement shall be effective without specific approval of such amendment by (i) the Board, including a majority of those directors who are not parties to this Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the outstanding shares of each of the Portfolios.

ARTICLE VII

Recordkeeping

The Sub-adviser agrees that all accounts and records which it maintains for the Portfolios shall be the property of the Fund and that it will surrender promptly to the designated officers of the Fund any or all such accounts and records upon request. The Sub-adviser further agrees to preserve all records prescribed by the rules and regulations of the SEC and applicable law for such periods of time as prescribed by such rules and regulations and applicable law. The Sub-adviser also agrees that it will maintain all records and accounts regarding its investment activities hereunder in a confidential manner and will not disclose the same to any third party; provided, however, that the Sub-adviser may make such records and accounts available to its legal counsel and independent auditors that have a legitimate need to know such information. All such accounts or records shall be made available, within five business days of the request, to the Fund’s accountants or auditors during regular business hours at the Sub-adviser’s offices upon reasonable prior written notice. In addition, the Sub-adviser will provide any materials, reasonably related to the investment sub-advisory services provided hereunder, as may be reasonably requested in writing by the directors or officers of the Fund or as may be required by any governmental agency or self-regulatory organization having jurisdiction hereof.

ARTICLE VIII

Indemnification; Limitation of Liability; Procedures

A. Indemnification of Adviser and Fund by Sub-adviser. The Sub-adviser agrees and undertakes to hold harmless, indemnify and protect the Fund and Adviser and their directors, officers, employees, agents, subsidiaries and affiliates from and against any and all damage, loss, liability and expense (including without limitation reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) (each, a “Loss” and, collectively, the “Losses”) incurred or suffered by the Fund or Adviser as a result of (1) any breach of any representation or warranty, covenant or agreement made herein by Sub-adviser, or (2) the activities (or omissions by the Sub-adviser to carry out its obligations hereunder) of the Sub-adviser under this Agreement, including the activities (or such omissions) of the Sub-adviser’s directors, officers, employees, agents, subsidiaries, affiliates or any person or entity retained by Sub-adviser to perform or assist in the performance of its obligations hereunder; provided, however, that in no event is Sub-adviser’s indemnity in favor of the Fund or Adviser deemed to protect the Fund or Adviser against any liability to which the Fund or Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties or by reason of their reckless disregard of its obligations or duties under this Agreement or the Advisory Agreement.

B. Indemnification of Sub-adviser by Adviser. The Adviser agrees and undertakes to hold harmless, indemnify and protect the Sub-adviser and its directors, officers, employees, agents, subsidiaries and affiliates from and against any and all Losses incurred or suffered by Sub-adviser as a result of (1) any breach of any representation or warranty, covenant or agreement made herein by Adviser, or (2) the activities of the Adviser under this Agreement and the Advisory Agreement (or omissions by the Adviser to carry out its obligations hereunder or thereunder), including the activities (or such omissions) of the Adviser’s directors, officers, employees, agents, subsidiaries and affiliates; provided, however, that in no event is Adviser’s indemnity in favor of Sub-adviser deemed to protect Sub-adviser against any liability to which the Sub-adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under this Agreement.

C. Indemnification Related to Disclosure Documents.

(1) The Fund and the Adviser, jointly and severally, agree to hold harmless the Sub-adviser, its directors and officers, and each person, if any, who controls the Sub-adviser within the meaning of either Section 15 of the Securities Act of 1933, as amended (the “1933 Act”) or Section 20 of the 1934 Act from and against any and all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund’s Registration

Statement, or any amendment or supplement thereto, or in any preliminary prospectus, any other communication with investors or any other submissions to governmental bodies or self-regulatory agencies filed or distributed on or subsequent to the date first above-written (such documents being herein referred to as “Disclosure Documents”) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Fund or the Adviser by the Sub-adviser which the Fund or Adviser had informed the Sub-adviser was to be used, or which the Sub-adviser had acknowledged was to be used, in the particular Disclosure Document.

(2) The Sub-adviser agrees to indemnify and hold harmless the Fund and the Adviser, their directors and officers, and each person, if any, who controls the Fund or the Adviser within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Fund and the Adviser to the Sub-adviser, but only with respect to information furnished in writing by it which the Fund or Adviser had informed the Sub-adviser was to be used in the Disclosure Documents. In case any action or proceeding shall be brought against the Fund or the Adviser, their directors or officers, or any such controlling persons, in respect of which indemnity may be sought against the Sub-adviser, the Sub-adviser shall have the rights and duties given to the Fund and the Adviser, and the Fund or the Adviser, their directors or officers, or such controlling persons shall have the rights and duties given to the Sub-adviser, by the preceding paragraph.

D. Limitation of Liability. In no event shall any party be liable to any other party for special, consequential, punitive, incidental, exemplary or similar damages or losses regardless of the grounds or nature of any claim asserted (including without limitation contract, statute, negligence, tort, strict liability or otherwise) and whether or not the party seeking the indemnification was advised of the possibility of the damage or loss asserted.

E. Procedures.

(1) The party seeking indemnification under this Article VIII (the “Indemnified Party”) agrees to give prompt written notice of any claims for indemnification (“Claims”) to the party against whom indemnity is sought (the “Indemnifying Party”), including any and all facts constituting the basis for such Claim.

(2) In the event of any Claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party (a “Third Party Assertion”), the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. In the event of any such Claim resulting from or in connection with a Third Party Assertion, the Indemnifying Party shall assume the defense thereof, provided, however, that the Indemnifying Party shall first have agreed in writing that it does not and will not contest its responsibility for indemnifying the Indemnified Party in respect of Claims attributable to such Third Party Assertion in accordance with the terms hereof. If an Indemnifying Party assumes the defense of any such Third Party Assertion, the Indemnifying Party shall be entitled to select counsel, which counsel shall be reasonably acceptable to the Indemnified Party, be obligated to pay the reasonable costs (including reasonable attorney’s fees and expenses) incurred by the Indemnified Party in defending such Third Party Assertion between the date of the commencement of such Third Party Assertion and the date of the Indemnifying Party’s assumption of such defense, and take all steps necessary in the defense thereof; provided, further, that the Indemnified Party may, at its own expense, participate in any such proceeding with the counsel of its choice without any right of control thereof.

(3) So long as the Indemnifying Party is in good faith defending such Third Party Assertion, the Indemnified Party shall not compromise or settle such Third Party Assertion without the prior written consent of the Indemnifying Party and will cooperate with the Indemnifying Party and provide any information reasonably requested by the Indemnifying Party. If the Indemnifying Party does not assume the defense of any such Third Party Assertion, the Indemnified Party shall take such steps as are necessary in the defense thereof in such manner as it may reasonably deem appropriate, including, but not limited to, settling such Third Party Assertion on such terms as the Indemnified Party may reasonably deem appropriate and the Indemnifying Party will promptly indemnify the Indemnified Party in accordance with the provisions of this Article VIII; provided, however, that if the Indemnifying Party does not consent in writing to any such settlement, and such written consent is not unreasonably withheld by the Indemnifying Party, the Indemnified Party shall not be entitled to indemnification hereunder from such Indemnifying Party with respect to the Third Party Assertion settled.

(4) Failure of any party hereto to give notice as required under this Article VIII will not affect or diminish the indemnification obligations of the party entitled to receive such notice, except to the extent that (and only to such extent) the failure to receive notice materially prejudiced the rights of such party.

ARTICLE IX

Representation and Warranties

A. Representations and Warranties of Sub-Adviser. Sub-adviser represents and warrants to the Adviser as follows:

(1) Organization and Authority. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(2) Authorization. The execution, delivery and performance by Sub-adviser of this Agreement are within Sub-adviser’s corporate powers and have been duly authorized by all necessary corporate action on the part of Sub-adviser.

(3) Non-Contravention. The execution, delivery and performance by Sub-adviser of this Agreement does not and will not contravene or conflict with or constitute a violation of any provision of any applicable law, regulation, judgment, injunction, order or decree binding upon or applicable to Sub-adviser.

(4) Registration. It is registered as an investment adviser under the Investment Adviser’s Act of 1940, as amended.

(5) Disclosure Documents.

(a) The Sub-adviser represents and warrants to the Fund and the Adviser that the information furnished in writing by it which the Fund or Adviser has informed it is to be used in a particular Disclosure Document, as defined below, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as required by the provisions of the 1933 Act, the 1934 Act, the 1940 Act, each as amended, and other applicable laws. The Sub-adviser will notify the Fund and the Adviser promptly of the happening of any event which in the judgment of the Sub-adviser makes any statement made in any Disclosure Documents untrue in any material respect or requires the making of any changes in the Disclosure Documents in order to make the statements therein, in the light of circumstances under which they were made, not misleading in any material respect, except that the Sub-adviser need only make such notification with respect to information in the Disclosure Documents based upon information furnished in writing to the Fund or the Adviser by the Sub-adviser which the Fund or the Adviser had informed the Sub-adviser was to be used in the particular disclosure document.

(b) The Sub-adviser will cooperate with the Fund and the Adviser in connection with the registration or qualification of units of the Portfolios for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Fund may request and will cooperate with the preparation of the Disclosure Documents. The Fund or the Adviser will provide the Sub-adviser with copies of all Disclosure Documents at least ten days prior to distribution to investors or submission to governmental bodies or self-regulatory organizations and will incorporate its reasonable comments relating to the description of, or services to be provided by, the Sub-adviser or its affiliates, or relating to the description of the investment objectives and policies of the Portfolios.

B. Representation and Warranties of Adviser. The Adviser represents and warrants to Sub-adviser as follows:

(1) Organization and Authority. It is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(2) Authorization. The execution, delivery and performance by Adviser of this Agreement are within Adviser’s corporate powers and have been duly authorized by all necessary corporate action on the part of Sub-adviser.

(3) Non-Contravention. The execution, delivery and performance by Adviser of this Agreement does not and will not contravene or conflict with or constitute a violation of any provision of any applicable law, regulation, judgment, injunction, order or decree binding upon or applicable to Adviser.

(4) Registration. It is registered as an investment adviser under the Investment Adviser’s Act of 1940.

(5) Disclosure Documents. The Adviser represents and warrants to the Sub-adviser that the Disclosure Documents will fully comply with the provisions of the 1933 Act, the 1934 Act, the 1940 Act, and other applicable laws, and the Disclosure Documents at all such times will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements or omissions in the Disclosure Documents made in reliance upon information furnished to the Fund or the Adviser in writing by the Sub-adviser which the Fund or Adviser had informed the Sub-adviser was to be used in the particular Disclosure Document. The Fund and the Adviser will notify the Sub-adviser promptly of the happening of any event which in the judgment of the Fund or the Adviser makes any statement made in the Disclosure Documents untrue in any material respect or requires the making of any changes in the Disclosure Documents in order to make the statements therein, in the light of circumstances under which they were made, not misleading in any material respect, except that the Fund and the Adviser need not make such notification with respect to information in the Disclosure Documents based upon information furnished in writing to the Fund or the Adviser by the Sub-adviser which the Fund had informed the Sub-adviser was to be used in the particular Disclosure Document.

ARTICLE X

Miscellaneous

A. Governing Law; Interpretation. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado and the applicable provisions of the 1940 Act and the rules and regulations of the SEC thereunder, including such exemptions therefrom as the SEC may grant. Words and phrases used herein shall be interpreted in accordance with the 1940 Act and rules and regulations thereunder. As used with respect to the Portfolios, the term “majority of the outstanding shares” shall have the meaning ascribed to it in the 1940 Act and rules and regulations thereunder. To the extent that the applicable laws of the State of Colorado conflict with applicable provisions of the 1940 Act or rules and regulations thereunder, the 1940 Act and such rules and regulations shall control.

B. Severability. If any provision of this Agreement is held to be unenforceable, the unenforceable provision shall be construed as nearly as possible to reflect the original intent of the parties and the remaining provisions shall remain in full force and effect.

C. Counterparts. This Agreement may be executed in any number of counterparts, and by separate parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

D. Notices. Any notice under this Agreement shall be in writing and shall be deemed given (a) upon personal delivery, (b) on the first business day after receipted delivery to a courier service that guarantees next business day delivery, under circumstances in which such guaranty is applicable or (c) on the earlier of delivery or three business days after mailing by United States certified mail, postage and fees prepaid, to the appropriate party at the address set forth below, or to such other address as the party so notifies the others in writing.

If to the Adviser or Fund:

8525 East Orchard Road, 2T3

Greenwood Village, CO 80111

Attn: Beverly A. Byrne, Secretary

If to the Sub-adviser:

1 PO Square, 12th floor

Boston, MA 02109

Attn: Catherine Saunders

E. No Third Party Beneficiaries. The terms, representations, warranties and agreements of the parties set forth in this Agreement are not intended for, nor shall they be for the benefit of or enforceable by, an person or entity that is not a party to this Agreement.

F. Waiver. Failure of any party to insist on strict performance of any of the terms and conditions herein shall not be deemed a waiver of any rights or remedies that such party may have and shall not be deemed a waiver of any subsequent default of the terms and conditions hereof.

G. Survival. Article VIII hereof shall survive the termination of this Agreement.

H. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. All prior understandings and agreements between the parties relating to the subject matter hereof are merged in this Agreement, which alone and completely expresses their understanding.

I. Independent Contractors; No Agency. The Sub-adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized by this Agreement or otherwise, have no authority to act for or represent the Fund or Portfolios in any way or otherwise be deemed an agent of the Fund or Portfolios. This Agreement will not be construed to create or imply any partnership, agency, or joint venture.

J. Captions. The captions of this Agreement are for convenience and ease of reference only and in no way define, describe, extend, or limit the scope of this Agreement or the intent of any of its provisions.

K. Force Majeure. No party shall be liable for any delay or failure to perform its obligations hereunder if such delay or failure is caused by an unforeseeable event beyond the reasonable control of a party.

L. Non-Compete. Sub-adviser acknowledges that in the course of providing services hereunder, it may obtain information regarding shareholders of the Fund, including defined contribution plans (e.g. 401(a), 401(k), 457 and 403(b) plans) and participants of such plans. Sub-adviser agrees that it will not use any such information for any purpose other than to perform its obligations specifically set forth hereunder.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officials duly authorized, as of the day and year first above written.

GREAT-WEST CAPITAL MANAGEMENT, LLC

By:
Witness:		Name:	David G. McLeod
Name:	Ryan L. Logsdon	Title:	Managing Director

GREAT-WEST FUNDS, INC.

By:
Witness:		Name:	Mary C. Maiers
Name:	Ryan L. Logsdon	Title:	Chief Financial Officer & Treasurer

PUTNAM INVESTMENT MANAGEMENT, LLC

By:
Witness:		Name:
Name:		Title:

Schedule A – Portfolios

Great-West Putnam High Yield Bond Fund

Great-West Putnam Equity Income Fund

Schedule B – Fees

Fee Rate (as a % of average daily net asset value).

Great-West Putnam High Yield Bond Fund

0.35% on all assets

Great-West Putnam Equity Income Fund

0.40% on the first $250 million

0.35% on the next $250 million

0.30% on all assets in excess of $500 million